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Attachmate Corporation to Acquire Novell, Inc.

HOUSTON – November 22, 2010 – Attachmate Corporation today announced the signing of a definitive agreement to acquire, upon closing, Novell, Inc. (NASDAQ: NOVL) for a purchase price of $6.10 per common share in cash. The transaction is valued at approximately $2.2 billion. Novell, a leader in intelligent workload management, helps organizations securely deliver and manage computing services across physical, virtual and cloud computing environments through solutions for identity and security, systems management, collaboration and Linux based operating platforms.

Attachmate Corporation is owned by an investment group led by Francisco Partners, Golden Gate Capital and Thoma Bravo. As part of the transaction, Elliott Management Corporation, one of Novell’s largest shareholders, will become an equity shareholder in Attachmate Corporation. Upon close, Attachmate Corporation will manage a brand portfolio consisting of Attachmate®, NetIQ®, Novell® and SUSE®.

“This acquisition will add significant assets to our current portfolio holdings and the Novell and SUSE brands will allow us to deliver even more value to customers,” said Jeff Hawn, chairman and CEO of Attachmate Corporation. “We have great respect for Novell’s business, its employees and its commitment to customers. Moreover, we look forward to maintaining and further strengthening Novell and SUSE solutions to meet market demands.”

“We believe the transaction with Attachmate Corporation will deliver important benefits to Novell’s customers, partners and employees by providing opportunities for building on Novell’s history of innovation and market leadership,” said Ron Hovsepian, president and CEO of Novell. “Novell, SUSE, Attachmate and NetIQ have complementary product portfolios and many shared customers. We are pleased that Attachmate has committed to building on the strengths of the Novell and SUSE brands to address customer needs.”

“We are pleased to be supporting this important business combination,” commented David Golob, partner at Francisco Partners. “The broad portfolio of products and technologies gives Attachmate Corporation the ability to deliver comprehensive solutions ranging from information security to cloud computing for the benefit of leading enterprises globally.”

“From our perspective, we believe there is great opportunity to build upon Novell’s established record of innovation and impressive technology,” commented Prescott Ashe, managing director, Golden Gate Capital. “This is consistent with our charter to partner with world-class management teams to make equity investments where there are demonstrable opportunities to significantly enhance company value.”

“Elliott is pleased to have been a major catalyst in this transaction, enabling Novell’s shareholders to realize substantial shareholder value,” said Jesse A. Cohn, portfolio manager at Elliott Management. “Novell has a robust product set that we believe will create a significant value opportunity as part of the Attachmate Corporation portfolio of products.”

The transaction is currently expected to close in the first quarter of 2011 and is subject to customary closing conditions including antitrust clearance, Novell stockholder approval and certain other regulatory approvals and closing conditions. The transaction is also conditioned upon the concurrent closing of Novell’s planned sale of certain intellectual property assets to CPTN Holdings LLC.

Credit Suisse and RBC Capital Markets are acting as financial advisors and Jones Day is acting as legal advisor to Attachmate Corporation. Financing is being provided by Credit Suisse, RBC Capital Markets, Goldman Sachs and Citadel Securities. J.P. Morgan is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Novell. Paul, Weiss, Rifkind, Wharton & Garrison LLP advised Elliott Management on the transaction.

About Attachmate Corporation

Attachmate Corporation, owned by an investment group led by Francisco Partners, Golden Gate Capital and Thoma Bravo, enables IT organizations to extend mission critical services and assures they are managed, secure and compliant. Principal holdings include Attachmate (www.attachmate.com) and NetIQ (www.netiq.com).

About Novell

Novell, Inc. (NASDAQ: NOVL), a leader in Intelligent Workload Management, helps organizations securely deliver and manage computing services across physical, virtual and cloud computing environments. Novell helps customers reduce the cost, complexity, and risk associated with their IT systems through our solutions for identity and security, systems management, collaboration and Linux based operating platforms. With its infrastructure software and ecosystem of partnerships, Novell integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

Forward-Looking Statements

This communication, and all oral statements made regarding the subject matter of this communication contain forward-looking statements. These statements are based on the current expectations and beliefs of Attachmate Corporation and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the risk that the proposed sale of certain intellectual property assets and the proposed merger may not be consummated in a timely manner, if at all; (ii) failure of Attachmate Corporation to obtain the necessary financing to complete the merger; and (iii) risks related to obtaining the requisite consents to the sale of certain intellectual property assets and the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Attachmate Corporation and Novell expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

Additional Information and Where To Find It

In connection with the proposed merger, Attachmate Corporation expects that Novell will file relevant materials with the SEC, including a proxy statement. Investors and security holders of Novell are urged to read the proxy statement and other documents filed with the SEC, if and when they become available, as well as any amendments or supplements to those documents, because they will contain important information about Attachmate Corporation and Novell, the proposed merger and the parties to these proposed transactions. Investors and security holders may obtain these documents (and any other documents filed by Novell or Attachmate Corporation with the SEC) when they become available, free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to Rob Kain, VP, Treasurer (rkain@novell.com) or from the investor relations website portion of Novell’s website at www.novell.com/company/ir/. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger and related transactions.

Attachmate Corporation, Novell and their respective directors and executive officers may be deemed, under the SEC rules, to be participants in the solicitation of proxies from the shareholders of Novell in favor of the merger. Investors and security holders may obtain information regarding the identity of such persons and a description of their direct and indirect interests in the proposed merger by reading the proxy statement regarding the proposed merger when it becomes available.